EXHIBIT 1.1

                            CERTIFICATE OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF

                                ITS NETWORKS INC.

TO THE SECRETARY OF STATE, STATE OF FLORIDA:

      The undersigned, the President and the Secretary of ITS Networks Inc. (the "Corporation"), hereby certify:

      The Board of Directors of the Corporation at a duly held meeting on February 4, 2005, passed a resolution recommending that the approval and adoption of following amendment to Article I of the Company's Articles of Incorporation, which was also approved by a majority of the shareholders of the Corporation. The number of votes cast by the shareholders were sufficient for approval, as follows:

      That ARTICLE I of the Company's Articles of Incorporation shall be and hereby is amended to read as follows:

                  The former ARTICLE I, CORPORATE NAME of the Articles of
            Incorporation read "The name of this Corporation shall be: ITS Networks Inc." Article I is hereby superseded and fully replaced as follows:

                  "The name of this Corporation shall be: Teleconnect Inc."

            On February 4, 2005, the shareholders of the Corporation, holding a majority of the issued and outstanding common stock of the Corporation, held a special meeting of the shareholders by a written memorandum pursuant to Section 607.0704 of the Florida Business Corporation Act and approved the above text of this amendment to the Articles of Incorporation of the Corporation.

            THE UNDERSIGNED, being the President and Secretary of the Corporation, for the purpose of amending the Articles of Incorporation of the Corporation, does make this amendment, hereby declaring and certifying that this is the act and deed of the Corporation and the facts herein stated are true, and accordingly has hereunto set their hands this 5th day of February, 2005.


                                                     /s/ Gustavo Gomez
                                                     ------------------------
                                                     Gustavo Gomez, President

ATTEST:

/s/ Herman de Haas
Herman de Haas, Secretary